Exhibit 99.1

Part I - Financial Information

Item 1. Condensed Consolidated Financial Statements (Unaudited)

FF Intelligent Mobility Global Holdings Ltd.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	June 30, 2021	December 31, 2020

Assets
Current assets
Cash	$52,527	$1,124
Restricted cash	5,721	703
Deposits	6,574	6,412
Other current assets	5,084	6,200
Total current assets	69,906	14,439
Property and equipment, net	287,718	293,933
Other non-current assets	11,749	8,010
Total assets	$369,373	$316,382
Liabilities, redeemable preferred stock, and stockholders’ deficit
Current liabilities
Accounts payable	$67,486	$86,601
Accrued expenses and other current liabilities	59,721	52,382
Related party accrued interest	47,274	78,583
Accrued interest	50,776	39,707
Related party notes payable	207,755	299,403
Notes payable, current portion	297,454	182,151
Vendor payables in trust	109,574	110,224
Total current liabilities	840,040	849,051
Capital leases, less current portion	38,040	36,501
Other liability, less current portion	7,880	1,000
Notes payable, less current portion	36,172	9,168
Total liabilities	922,132	895,720
Commitments and contingencies (Note 11)
Redeemable Preference Convertible Stock, $0.00001 par value; 470,588,235 shares authorized, issued, and outstanding; redemption amount of $800,000	724,823	724,823
Class A-1 Convertible Preferred Stock, $0.00001 par value; 87,617,555 shares authorized and 57,513,413 shares issued and outstanding as of June 30, 2021 and no shares authorized, issued or outstanding as of December 31, 2020	96,048	—
Class A-2 Convertible Preferred Stock, $0.00001 par value; 158,479,868 shares authorized and 19,546,600 shares issued and outstanding as of June 30, 2021 and no shares authorized, issued or outstanding as of December 31, 2020	38,311	—
Class B Convertible Preferred Stock, $0.00001 par value; 452,941,177 and 600,000,000 shares authorized as of June 30, 2021 and December 31, 2020, respectively; 452,941,177 shares issued and outstanding; redemption amount of $1,106,988	697,643	697,643
Stockholders’ deficit
Class A Ordinary Stock, $0.00001 par value; 665,209,680 and 400,000,000 shares authorized; 64,224,007 and 41,234,448 shares issued and outstanding as of June 30, 2021, and December 31, 2020, respectively	—	—
Class B Ordinary Stock, $0.00001 par value; 180,000,000 shares authorized; 150,052,834 and 147,058,823 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	416,504	395,308
Accumulated other comprehensive loss	(6,650)	(5,974)
Accumulated deficit	(2,519,439)	(2,391,139)
Total stockholders’ deficit	(2,109,584)	(2,001,804)
Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$369,373	$316,382

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Operating expenses
Research and development	$8,673	$4,222	$15,394	$11,184
Sales and marketing	2,585	166	4,267	1,470
General and administrative	16,430	11,952	27,423	18,732
Total operating expenses	27,688	16,340	47,084	31,386

Loss from operations	(27,688)	(16,340)	(47,084)	(31,386)
Change in fair value measurement of related party notes payable, notes payable, and warrant liabilities	(10,730)	585	(35,912)	8,662
Change in fair value measurement of The9 Conditional Obligation	—	—	(1,735)	—
Interest expense	(9,077)	(7,281)	(28,933)	(15,672)
Related party interest expense	(3,728)	(8,388)	(12,798)	(16,650)
Other expense, net	(1,552)	(278)	(1,835)	(751)
Loss before income taxes	(52,775)	(31,702)	(128,297)	(55,797)
Income tax provision	—	—	(3)	—
Net loss	$(52,775)	$(31,702)	$(128,300)	$(55,797)

Per share information:
Net loss per Ordinary Stock – Class A and Class B – basic and diluted	$(0.25)	$(0.77)	$(0.60)	$(1.36)
Weighted average Ordinary Stock outstanding – Class A and Class B – basic and diluted	215,453,875	40,909,813	213,329,158	40,906,388

Total comprehensive loss:
Net loss	$(52,775)	$(31,702)	$(128,300)	$(55,797)
Change in foreign currency translation adjustment	(1,184)	(44)	(676)	1,777
Total comprehensive loss	$(53,959)	$(31,746)	$(128,976)	$(54,020)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share and per share data)

(Unaudited)

	Redeemable Convertible Preferred Stock								Ordinary Stock					Accumulated
	Redeemable												Additional	Other		Total
	Preference		Class B		Class A-1		Class A-2		Class A		Class B		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balance as of March 31, 2021	470,588,235	$724,823	452,941,177	$697,643	—	$—	—	$—	50,113,600	$—	150,052,834	$1	$405,329	$(5,466)	$(2,466,664)	$(2,066,800)
Conversion of related party notes payable to Class A-1 Convertible Preferred Stock	—	—	—	—	57,513,413	96,048	—	—	—	—	—	—		—	—	—
Conversion of related party notes payable to Class A-2 Convertible Preferred Stock	—	—	—	—	—	—	19,546,600	38,311	—	—	—	—		—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	948	—	—	948
Exercise of stock options	—	—	—	—	—	—	—	—	14,110,407	—	—	—	5,102	—	—	5,102
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	—	5,125	—	—	5,125
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,184)	—	(1,184)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(52,775)	(52,775)
Balance as of June 30, 2021	470,588,235	$724,823	452,941,177	$697,643	57,513,413	$96,048	19,546,600	$38,311	64,224,007	$—	150,052,834	$1	$416,504	$(6,650)	$(2,519,439)	$(2,109,584)

	Redeemable Convertible Preferred Stock								Ordinary Stock					Accumulated
	Redeemable												Additional	Other		Total
	Preference		Class B		Class A-1		Class A-2		Class A		Class B		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balance as of December 31, 2020	470,588,235	$724,823	452,941,177	$697,643	—	$—	—	$—	41,234,448	$—	147,058,823	$1	$395,308	$(5,974)	$(2,391,139)	$(2,001,804)
Conversion of related party notes payable to Class A-1 Convertible Preferred Stock	—	—	—	—	57,513,413	96,048	—	—	—	—	—	—	—	—	—	—
Conversion of related party notes payable to Class A-2 Convertible Preferred Stock	—	—	—	—	—	—	19,546,600	38,311	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	3,468	—	—	3,468
Conversion of The9 Conditional Obligation	—	—	—	—	—	—	—	—		—	2,994,011	—	2,863	—	—	2,863
Exercise of stock options	—	—	—	—	—	—	—	—	22,989,559	—	—	—	7,752	—	—	7,752
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	(676)	—	(676)
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	—	7,113	—	—	7,113
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(128,300)	(128,300)
Balance as of June 30, 2021	470,588,235	$724,823	452,941,177	$697,643	57,513,413	$96,048	19,546,600	$38,311	64,224,007	$—	150,052,834	$1	$416,504	$(6,650)	$(2,519,439)	$(2,109,584)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share and per share data)

(Unaudited)

	Redeemable Preferred Stock				Ordinary Stock					Accumulated
	Redeemable								Additional	Other		Total
	Preference		Class B		Class A		Class B		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balance as of March 31, 2020	470,588,235	$724,823	600,000,000	$924,149	40,882,964	$—	—	$—	$159,474	$(1,463)	$(2,268,149)	$(2,110,138)
Stock-based compensation	—	—	—	—	—	—	—	—	2,884	—	—	2,884
Exercise of stock options	—	—	—	—	32,082	—	—	—	5	—	—	5
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(44)	—	(44)
Net loss	—	—	—	—	—	—	—	—	—	—	(31,702)	(31,702)
Balance as of June 30, 2020	470,588,235	$724,823	600,000,000	$924,149	40,915,046	$—	—	$—	$162,363	$(1,507)	$(2,299,851)	$(2,138,995)

	Redeemable Preferred Stock				Ordinary Stock					Accumulated
	Redeemable								Additional	Other		Total
	Preference		Class B		Class A		Class B		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balance as of December 31, 2019	470,588,235	$724,823	600,000,000	$924,149	40,879,124	$—	—	$—	$158,704	$(3,284)	$(2,244,054)	$(2,088,634)
Stock-based compensation	—	—	—	—	—	—	—	—	3,651	—	—	3,651
Exercise of stock options	—	—	—	—	35,922	—	—	—	8	—	—	8
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	1,777	—	1,777
Net loss	—	—	—	—	—	—	—	—	—	—	(55,797)	(55,797)
Balance as of June 30, 2020	470,588,235	$724,823	600,000,000	$924,149	40,915,046	$—	—	$—	$162,363	$(1,507)	$(2,299,851)	$(2,138,995)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020

Cash flows from operating activities
Net loss	$(128,300)	$(55,797)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	2,047	2,104
Stock-based compensation	3,468	3,651
Change in fair value measurement of related party notes payable, notes payable, and warrant liabilities	35,912	(8,662)
Loss on disposal of property and equipment	647	—
Loss on cancellation of lease	—	206
Gain on foreign exchange	(1,823)	(775)
Gain on forgiveness of accounts payable and deposits, net	(862)	—
Non-cash interest expense	37,938	32,286
Change in fair value measurement of The9 Conditional Obligation	1,735	—
Loss on extinguishment of related party notes payable, notes payable, and vendor payables in trust, net	1,309	314
Transfer of accounts payable to vendor payables in trust	—	(134)
Gain on forgiveness of vendor payables in trust	(1,731)	—
Changes in operating assets and liabilities
Deposits and other current assets	733	(1,969)
Other non-current assets	312	(225)
Accounts payable	(15,206)	6,020
Deferred rent, accrued expenses, and other current liabilities	11,510	3,188
Net cash used in operating activities	(52,311)	(19,793)
Cash flows from investing activities
Proceeds from notes receivable	—	3,600
Payments for equipment	(1,386)	(100)
Net cash (used in) provided by investing activities	(1,386)	3,500
Cash flows from financing activities
Proceeds from related party notes payable	200	8,735
Proceeds from notes payable	111,740	9,468
Payments of related party notes payable	(1,528)	—
Payments of capital lease obligations	(2,212)	(1,531)
Proceeds from exercise of stock options	7,751	8
Payments of notes payable issuance costs	(3,355)	(123)
Payments of Class A-1 and A-2 Convertible Preferred Stock issuance costs	(1,071)	—
Transfer of accounts payable to vendor payables in trust	—	134
Net cash provided by financing activities	111,525	16,691
Effect of exchange rate changes on cash and restricted cash	(1,407)	143
Net increase in cash and restricted cash	56,421	541
Cash and restricted cash, beginning of period	1,827	3,354
Cash and restricted cash, end of period	$58,248	$3,895

FF Intelligent Mobility Global Holdings Ltd.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

The following table provides a reconciliation of cash and restricted cash reported within the Condensed Consolidated Balance Sheets that aggregate to the total of the same such amounts shown in the Condensed Consolidated Statements of Cash Flows:

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Cash	$1,124	$2,221
Restricted cash	703	1,133
Total cash and restricted cash, beginning of period	$1,827	$3,354

Cash	$52,527	$3,241
Restricted cash	5,721	654
Total cash and restricted cash, end of period	$58,248	$3,895

Supplemental disclosure of noncash investing and financing activities
Conversion of customer deposit to notes payable	$—	$11,635
Conversion of The9 Conditional Obligation to equity	2,863	—
Conversion of related party notes payable and related party accrued interest to Class A-1 and A-2 Convertible Preferred Stock	134,359	—
Acquisitions of property and equipment included in accounts payable and accrued liabilities	939	—

Supplemental disclosure of cash flow information
Cash paid for interest	$6,584	$14

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

1.	Nature of Business and Organization and Basis of Presentation

Nature of Business and Organization

FF Intelligent Mobility Global Holdings Ltd. (the “Company” or “FF”) is an exempted company formed under the laws of the Cayman Islands founded in 2014 and is headquartered in Los Angeles, California. The Company operates in a single operating segment and designs and engineers next-generation, smart, electric, connected vehicles. The Company expects to manufacture vehicles at its production facility in Hanford, California and has additional engineering, sales, and operations capabilities in China. The Company has created innovations in technology, products, and a user-centered business model that are being incorporated into its planned electric vehicle platform. The Company’s operations are conducted through its wholly-owned subsidiaries FF Inc. and FF Hong Kong Holding Ltd.

The Company changed its name from Smart King Ltd. to FF Intelligent Mobility Global Holdings Ltd. on February 14, 2020.

Principles of Consolidation and Basis of Presentation

The Company consolidates financial statements of all entities in which the Company has a controlling financial interest, including the accounts of any Variable Interest Entity (“VIE”) in which the Company has a controlling financial interest and for which it is the primary beneficiary. All intercompany transactions and balances have been eliminated upon consolidation.

The accompanying Condensed Consolidated Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and are unaudited.

These unaudited Condensed Consolidated Financial Statements do not include all disclosures that are normally included in annual audited financial statements prepared in accordance with GAAP and should be read in conjunction with the Company’s audited Consolidated Financial Statements for the year ended December 31, 2020. Accordingly, the Condensed Consolidated Balance Sheet as of December 31, 2020, has been derived from the Company’s annual audited Consolidated Financial Statements.

In the opinion of the Company, the accompanying unaudited Condensed Consolidated Financial Statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of June 30, 2021 and December 31, 2020, its results of operations for the three and six months ended June 30, 2021 and 2020, and cash flows for the six months ended June 30, 2021 and 2020. The accounting policies used in the preparation of these Condensed Consolidated Financial Statements are the same as those disclosed in the audited Consolidated Financial Statements and related notes for the year ended December 31, 2020, included in Faraday Future Intelligent Electric Inc.’s (“FFIE”) Form S-4 filed on June 23, 2021, definitive proxy statement/consent solicitation statement/prospectus (the “Proxy/Prospectus”).

Use of Estimates

The preparation of financial statements in accordance with GAAP requires the application of accounting policies that often involve a significant degree of judgment, that the Company believes are most dependent on the application of estimates and assumptions. On an ongoing basis, management evaluates its estimates, including those related to: (i) realization of tax assets and estimates of tax liabilities; (ii) valuation of equity securities; (iii) recognition and disclosure of contingent liabilities, including litigation reserves; (iv) fair value of related party notes payable and notes payable; (v) estimated useful lives of long-lived assets; and (vi) fair value of options granted to employees and non-employees and warrants. Such estimates often require the selection of appropriate valuation methodologies and financial models and may involve significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ from those estimates under different assumptions, financial inputs, or circumstances. Given the global economic climate, unpredictable nature, and unknown duration of the COVID-19 pandemic, estimates are subject to additional volatility.

As of the date of the Company’s Condensed Consolidated Financial Statements, the Company is not aware of any specific event or circumstance that would require it to update its estimates or judgments or to revise the carrying value of its assets or liabilities. However, these estimates and judgments may change as new events occur and additional information is obtained, which may result in changes being recognized in the Company’s consolidated financial statements in future periods. While the Company considered the effects of COVID-19 on its estimates and assumptions, due to the level of uncertainty regarding the economic and operational impacts of COVID-19 on the Company’s business, there may be other judgments and assumptions that the Company has not considered. Such judgments and assumptions could result in a meaningful impact on the Company’s financial statements in future periods. Actual results could differ from those estimates and any such differences may have a material impact on the Company’s Condensed Consolidated Financial Statements.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

Merger Agreement

On January 27, 2021, Property Solutions Acquisition Corp. (“PSAC”), a Delaware corporation, entered into an Agreement and Plan of Merger (“Merger Agreement”) by and among PSAC, PSAC Merger Sub, Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of PSAC (“Merger Sub”), and the Company.

Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). As a result of the Transactions, the Company became a wholly-owned subsidiary of PSAC, with the stockholders of the Company becoming stockholders of PSAC, which was renamed Faraday Future Intelligent Electric Inc. (“New FF”). On July 21, 2021 (the “Closing Date”), PSAC consummated the previously announced Business Combination with the Company and changed its name from Property Solutions Acquisition Corp. to Faraday Future Intelligent Electric Inc. FFIE’s Common Stock trades on The Nasdaq Global Select Market under the ticker symbol FFIE. Upon closing the Business Combination, the Company raised $229,653 in proceeds from PSAC, net of redemptions of $206.

The Company has incurred certain merger-related costs in connection with the Business Combination, primarily consisting of legal costs and other professional services. The Company capitalized $1,736 and $4,600 of merger-related costs for the three and six months ended June 30, 2021, respectively. The Company has capitalized a total of $7,865 of merger-related costs, which is included in Other Non-current Assets on the Condensed Consolidated Balance Sheets as of June 30, 2021.

On the Closing Date, the outstanding shares of the Company and the majority of the outstanding convertible related party notes payable and notes payable converted into shares of FFIE Class A Common Stock and, for FF Top Holdings LLC (“FF Top”), shares of FFIE Class B Common Stock using an exchange ratio of 0.14130 (the “Exchange Ratio”). Additionally, each of the Company’s outstanding options or warrants immediately prior to the closing of the Business Combination remained outstanding and converted into the right to purchase FFIE Class A Common Stock equal to the number of Ordinary Stock of the Company subject to such option or warrant multiplied by the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio, with the aggregate amount of shares of Class A Common Stock issuable upon exercise of such options and warrants to be 44,880,595. In addition, in conjunction with the closing of the Business Combination, the outstanding warrants issued to a US-based investment firm, in conjunction with notes issued on various dates, were adjusted to increase the shares allowed to be purchased from 10,198,958 shares of FFIE Class A Common Stock to 19,016,865 shares of FFIE Class A Common Stock in accordance with an anti-dilution provision included in the warrant agreements.

Concurrently with the execution of the Merger Agreement, the Company entered into separate subscription agreements with a number of investors (the “PIPE Investors”) pursuant to which, on the Closing Date, the PIPE Investors purchased an aggregate of 76,140,000 FFIE Class A Common Stock, for a purchase price of $10 per share with an aggregate purchase price of $761,400 in a private placement (the “PIPE Financing”).

2.	Liquidity and Capital Resources

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited Condensed Consolidated Financial Statements were available to be issued.

Since inception, the Company has incurred cumulative losses from operations, negative cash flows from operating activities and has an accumulated deficit of $2,519,439 as of June 30, 2021. The Company expects to continue to generate significant operating losses for the foreseeable future. The Company has funded its operations and capital needs primarily through the net proceeds received from capital contributions, the issuance of related party notes payable and notes payable (Note 8. Related Party Notes Payable and Note 9. Notes Payable), and the sale of Preferred and Ordinary Stock (Note 12. Preferred and Ordinary Stock). The majority of related party notes payable, notes payable, and equity have been funded by entities controlled or previously controlled by the Company’s founder and former CEO. Since its formation, the Company has devoted substantial effort and capital resources to strategic planning, engineering, design, and development of its planned electric vehicle platform, development of initial electric vehicle models, and capital raising. The aforementioned efforts and capital resources have positioned the Company for a commercial launch of its first passenger vehicle, the FF 91, which is anticipated during July 2022.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

The Company’s audit report for the year ended December 31, 2020 from the Company’s independent registered public accounting firm includes an explanatory paragraph stating that the Company’s recurring losses from operations and cash outflows from operating activities raise substantial doubt about FF’s ability to continue as a going concern. However, after the closing of the Business Combination and the PIPE Financing on July 21, 2021, the Company received cash aggregating $991,053 and made payments, through the date that the unaudited Condensed Consolidated Financial Statements were available to be issued, of (i) $28,355 to vendors with payables in the Vendor Trust; (ii) $31,820 to related party notes payable holders and $57,691 to notes payable holders for principal and accrued interest; (iii) $9,592 to active and former employees; and (iv) $17,466 to other vendors. Management expects that the net proceeds from the Business Combination along with cash balances held by the Company prior to the Closing Date will be sufficient to complete the final stages of the development and production of the FF 91 electric vehicle. Achievement of the Company’s operating plan as well as its ability to maintain an adequate level of liquidity are subject to various risks associated with the Company’s ability to continue to successfully close additional sources of funding and/or refinance existing notes payable arrangements. The Company’s forecasts and projections of working capital reflect significant judgment and estimates for which there are inherent risks and uncertainties.

There can be no assurance that the Company will be successful in achieving its strategic plans, that the Company’s future capital raises will be sufficient to support its ongoing operations, or that any additional financing will be available in a timely manner or on acceptable terms, if at all. If events or circumstances occur such that the Company does not meet its strategic plans, the Company will be required to reduce discretionary spending, alter or scale back vehicle development programs, be unable to develop new or enhanced production methods, or be unable to fund capital expenditures. Any such events would have a material adverse effect on the Company’s financial position, results of operations, cash flows, and ability to achieve its intended business objectives.

As of June 30, 2021, the Company was in default on related party notes payable and notes payable with principal amounts of $147,093 and $40,935, respectively. Immediately prior to the Business Combination, the Company converted (i) related party notes payable and notes payables with aggregated principal amounts of $130,479 and $56,000 respectively, into 119,191,029 shares of Class A-2 Preferred Stock; (ii) notes payable with an aggregate principal balance of $17,600 into 15,792,771 shares of Class A-1 Preferred Stock; and (iii) notes payable with a principal balance of $1,500 into 1,281,976 shares of Class A-3 Preferred Stock. As part of the close of the Business Combination and through the date that the unaudited Condensed Consolidated Financial Statements were available to be issued, the Company converted into equity or paid in cash related party notes payable with aggregated principal amounts of $60,104 and notes payables with principal amounts aggregating $116,518, including the aforementioned amounts in default at June 30, 2021. As such, no adverse action was taken or is expected to be taken by the respective note holders. See Note 15. Subsequent Events for more information related to the Business Combination.

COVID-19 Pandemic

The World Health Organization declared a global emergency on March 11, 2020, with respect to the outbreak of a novel strain of coronavirus, or COVID-19 pandemic. There are many uncertainties regarding the current global COVID-19 pandemic. The Company is closely monitoring the impact of the pandemic on all aspects of its business, including the impact on its employees, suppliers, vendors, and business partners.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. For example, the Company’s employees based in California have been subject to stay-at-home orders from state and local governments. These measures may adversely impact the Company’s employees and operations and the operations of suppliers and business partners and could negatively impact the construction schedule of the Company’s manufacturing facility and the production schedule of the FF 91 electric vehicle. In addition, various aspects of the Company’s business and manufacturing facility cannot be conducted remotely. The extent of the continuing impact of the COVID-19 pandemic on the Company’s operational and financial performance is uncertain and will depend on many factors outside the Company’s control, including, without limitation, the timing, extent, trajectory and duration of the pandemic; the availability, distribution and effectiveness of vaccines; the imposition of protective public safety measures; and the impact of the pandemic on the global economy and demand for consumer products. Future measures taken by government authorities in response the COVID-19 pandemic could adversely affect the Company’s construction and manufacturing plans, sales and marketing activities, and business operations.

At the date these financial statements were available to be issued, the Company does not anticipate any material impairments as a result of COVID-19. The Company will continue to evaluate the impacts of COVID-19 on an ongoing basis.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

3.	Variable Interest Entities and Joint Ventures

The LeSee Arrangement

In November 2017, as part of a broader corporate reorganization and to facilitate third-party investment, the Company incorporated its top-level holding company, Smart King, Ltd., in the Cayman Islands to enable effective control over the Company’s Chinese operating entity, FF Hong Kong Holding Ltd., and its subsidiaries without direct equity ownership. The Company entered into a series of contractual arrangements (“VIE contractual arrangements”) with LeSEE and LeSEE Zhile Technology Co., Ltd. (“LeSEE Zhile”), a related party of the Company, to enable the Company to exercise effective control over LeSEE and its subsidiaries, to receive substantially all of the economic benefits of such entities, and to have an exclusive option to purchase all or part of the equity interests in LeSEE.

On August 5, 2020, an equity transfer agreement (the “Equity Transfer Agreement”) was entered into between the Company and LeSEE Zhile, pursuant to which, LeSEE Zhile transferred 48% equity of LeSEE to the Company for no consideration. After the transfer, LeSEE Zhile owned 1% of LeSEE and the Company owned 99% of LeSEE, making LeSEE a majority-owned subsidiary of the Company and no longer a VIE, since LeSEE is consolidated through majority voting and equity interests.

The The9 Arrangement

On March 24, 2019, the Company entered into a Joint Venture Agreement (“JVA”) with The9 Limited (“The9”). Pursuant to the JVA, the Company and The9 agreed to establish an equity joint venture in Hong Kong, which would in turn establish a wholly-owned subsidiary in China, intended to engage in the business of manufacturing, marketing, selling, and distributing the planned Faraday Future Icon V9 model electric vehicle in China. The Company and The9 would each be 50% owners of the joint venture. The9 made a $5,000 non-refundable initial deposit (“The9 Conditional Obligation”) to the Company to participate in the joint venture. The9 has the right to convert the initial deposit into various classes of stock in the Company. For accounting purposes, the deposit is a financial instrument that embodies a conditional obligation that the issuer may settle by issuing a variable number of shares. The9 Conditional Obligation was measured at fair value, was remeasured at each reporting period, and represents a Level 3 financial instrument under the fair value hierarchy. (See Note 7. Fair Value of Financial Instruments). The fair value of The9 Conditional Obligation was $1,128 as of December 31, 2020 and is included in Current Liabilities on the unaudited Condensed Consolidated Balance Sheets. On November 22, 2020, the parties entered into an agreement to convert the initial deposit into Class B Ordinary Stock in the Company. Neither the Company nor The9 have made contributions to the joint venture as of June 30, 2021 and it has yet to commence business activities. The9 Conditional Obligation was converted into 2,944,011 shares of Class B Ordinary Stock on February 23, 2021.

The Tier-1 Chinese City Arrangement

In September 2020, the Company entered into a non-binding memorandum of understanding with a tier-1 city in China, whose affiliated entities are subscribers in the PIPE Financing, pursuant to which the Company established a joint venture entity (the “JV”) in China. The Company operates and controls the JV. The strategic partnership is subject to a binding definitive agreement and certain related transactions and agreement by the parties, under which the Company will receive capital of no less than $500,000 through the closing of the Merger Agreement. In December 2020, the JV was established as an entity wholly-owned by the Company, which will primarily engage in the activities contemplated in the memorandum of understanding. The tier-1 Chinese city will be allocated its respective equity interest in the JV upon contribution of assets to the JV. There has been no activity related to, or contributions of assets into, the JV by either party as of June 30, 2021.

The Geely Arrangement

In December 2020, the Company entered into a non-binding memorandum of understanding with Zhejiang Geely Holding Group Co., Ltd. (“Geely Holding”), who is also a subscriber in the PIPE Financing, pursuant to which the parties contemplate a strategic cooperation in various areas including engineering, technology, supply chain, and contract manufacturing (“Geely JV”).

In January 2021, the Company and Geely Holding entered into a cooperation framework agreement and a license agreement that set forth the major commercial understanding of the proposed cooperation among the parties in the areas of potential investment into the Geely JV, engineering, technology, and contract manufacturing support. The foregoing framework agreement and the license agreement may be terminated if the parties fail to enter into the joint venture definitive agreement or to close the Merger Agreement and related transactions.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

4.	New Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40) (“ASU 2018-15”), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The amendments in this update were effective for fiscal periods beginning after December 15, 2020. The Company adopted ASU 2018-15 as of January 1, 2021. The adoption did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). This amendment was issued to simplify the accounting for income taxes by removing certain exceptions for recognizing deferred taxes, performing intra-period allocation, and calculating income taxes in interim periods. Further, ASU 2019-12 adds guidance to reduce complexity in certain areas, including recognizing deferred taxes for tax basis goodwill and allocating taxes to members of a consolidated group. ASU 2019-12 is effective for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The Company early adopted the standard as of January 1, 2021. The adoption did not have a material effect on the Company’s financial position, results of operations, or cash flows.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“Topic 842”), which outlines a comprehensive lease accounting model that supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842) - Targeted Improvements, which provides the option of an additional transition method that allows entities to initially apply the new lease guidance at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. In June 2020, the FASB issued ASU No 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) - Effective Dates for Certain Entities, that delayed the effective date of Topic 842 to fiscal years beginning after December 15, 2021 for private companies. It also changed the definition of a lease and expands the disclosure requirements of lease arrangements. The Company is expected to be an emerging growth company and will delay adopting Topic 842 until the fiscal year ending December 31, 2022. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”). The ASU simplifies the accounting for convertible instruments by removing certain separation models in ASC 470- 20, Debt — Debt with Conversion and Other Options, for convertible instruments. The ASU updates the guidance on certain embedded conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital, such that those features are no longer required to be separated from the host contract. The convertible debt instruments will be accounted for as a single liability measured at amortized cost. Further, the ASU made amendments to the earnings per share guidance in Topic 260 for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted EPS calculation, and no longer allowing the net share settlement method. The ASU also made revisions to Topic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. The amendments to Topic 815-40 change the scope of contracts that are recognized as assets or liabilities. ASU 2020-06 is effective for interim and annual periods beginning after December 15, 2023, with early adoption permitted. Adoption of the ASU can either be on a modified retrospective or full retrospective basis. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

5.	Property and Equipment, Net

Property and equipment, net, consists of the following as of the following dates:

	June 30, 2021	December 31, 2020
Land	$13,043	$13,043
Buildings	21,899	21,899
Building improvements	8,940	8,940
Computer hardware	4,058	4,058
Tooling, machinery, and equipment	5,475	5,451
Vehicles	583	583
Computer software	7,095	7,095
Leasehold improvements	298	298
Construction in process	246,817	251,633
Less: Accumulated depreciation	(20,490)	(19,067)
Total property and equipment, net	$287,718	$293,933

For the six months ended June 30, 2021, the Company entered into an agreement to finalize the cost of certain construction in process assets. As a result of the agreement, the Company reduced the cost of these assets in construction in process as well as the corresponding liability within Accounts Payable and Accrued Expenses by $5,744 on the Condensed Consolidated Balance Sheet as of June 30, 2021.

6.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following as of the following dates:

	June 30, 2021	December 31, 2020
Accrued expenses and other current liabilities
Accrued payroll and benefits	$27,039	$19,180
Accrued legal contingencies	12,333	5,025
Capital lease, current portion	1,926	4,396
Deferred rent, current portion	—	3
Tooling, machinery, and equipment received not invoiced	795	509
Deposits from customers	3,667	3,523
Due to affiliates	7,658	5,123
Other current liabilities	6,303	14,623
Total accrued expenses and other current liabilities	$59,721	$52,382

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

7.	Fair Value of Financial Instruments

Fair Value Measurements

The Company applies the provisions of ASC 820, Fair Value Measurement, which defines a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurements. The provisions of ASC 820 relate to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring and nonrecurring basis. The standard clarifies that fair value is an exit price representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the standard establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1	Valuations for assets and liabilities traded in active exchange markets, or interest in open-end mutual funds that allow a company to sell its ownership interest back at net asset value on a daily basis. Valuations are obtained from readily available pricing sources for market transactions involving identical assets, liabilities, or funds.

Level 2	Valuations for assets and liabilities traded in less active dealer, or broker markets, such as quoted prices for similar assets or liabilities or quoted prices in markets that are not active. Level 2 instruments typically include U.S. Government and agency debt securities and corporate obligations. Valuations are usually obtained through market data of the investment itself as well as market transactions involving comparable assets, liabilities or funds.

Level 3	Valuations for assets and liabilities that are derived from other valuation methodologies, such as option pricing models, discounted cash flow models or similar techniques, and not based on market exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

The Company has elected to apply the fair value option to certain related party notes payable and notes payable with conversion features as discussed in Note 8. Related Party Notes Payable and Note 9. Notes Payable.

Related Party Notes Payable and Notes Payable at Fair Value

The Company has elected to measure certain related party notes payable and notes payable at fair value issued under the Notes Purchase Agreement, as amended (“NPA, as amended”) because they contain embedded liquidation premiums with conversion rights that represent embedded derivatives (See Note 8. Related Party Notes Payable and Note 9. Notes Payable). The Company employed the yield method to value the related party notes payable and notes payable. This valuation method uses a discounted cash flow analysis, estimating the expected cash flows for the debt instrument in different scenarios and then discounting them at the market yield. The significant unobservable input used in the fair value measurement is the market yield. The market yield is determined using external market yield data, including yields exhibited by publicly traded bonds by S&P credit rating as well as the borrowing rates of guideline public companies. The yield is affected by the market movements in credit spreads and bond yields. In general, increases in the yield would decrease the fair value of the liability, and conversely, decreases in the yield would increase the fair value of the liability.

The fair value adjustments related to related party notes payables and notes payables were recorded in Change in Fair Value Measurement of Related Party Notes Payable and Notes Payable, and Warrant Liabilities on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss.

Warrants

In conjunction with notes payable agreements entered into with Ares Capital Corporation (“Ares”) on March 1, 2021, the Company agreed to issue warrants to purchase a variable number of FFIE shares (“Ares Warrants”). The Ares Warrants meet the definition of derivative, since the Ares Warrants are not indexed to the entity’s own equity and therefore do not meet the scope exception in ASC 815. The Company records any changes in fair value of the warrant liability on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss. The Company initially recorded the warrant liability at its fair value of $5,000, with any difference between the proceeds received and the initial fair values of the debt and warrants recorded in Interest Expense. As of June 30, 2021, the fair value of the warrants was $7,880. The warrant liability is included in Other Liability, Less Current Portion on the unaudited Condensed Consolidated Balance Sheets as of June 30, 2021, and the fair value adjustment related to the warrants was recorded in Change in Fair Value Measurement of Related Party Notes Payable, Notes Payable, and Warrant Liabilities in the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss (see Note 9. Notes Payable).

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

The Company used the Black-Scholes option pricing model to value the Ares Warrants. The Black-Scholes model requires the use of several assumptions including, the exercise price of the warrant, the term over which the warrants can be exercised, the risk-free rate, the stock price, and the volatility of the underlying stock price. Additionally, upon their issuance, the Ares Warrants were valued under two scenarios using the Black-Scholes option pricing model, one with an 80 percent probability that the Business Combination would occur and a second with a 20 percent probability that the Business Combination would not occur. As of June 30, 2021, the probability of close of the merger increased to 95%. Fair value measurements associated with the warrant liabilities, the related party notes payable, and notes payable represent Level 3 valuations under the fair value hierarchy.

In conjunction with additional notes issued under the NPA, as amended, (see Note 9. Notes Payable) on various dates in January and March 2021, the Company issued warrants to purchase an aggregate of 2,437,454 shares of Class A Ordinary Stock of the Company. The fair value of the warrants was recorded in equity because the warrants meet the derivative accounting scope exception in ASC 815 for certain contracts involving an entity’s own equity. The Company estimated the fair value of the warrants to be $1,988 which is included in Additional Paid-in Capital (“APIC”) on the unaudited Condensed Consolidated Balance Sheets as of June 30, 2021.

In conjunction with the issuance of notes payable to a US-based investment firm on June 9, 2021, (see Note 9. Notes Payable) the Company issued warrants to purchase up to 5,831,357 of the Company’s Class A Ordinary Stock for $2.5723 per share (“Exercise Price”) on or before June 9, 2028. Upon the occurrence of: (i) a merger of the Company; (ii) a sale of substantially all of the Company’s assets; (iii) a change in control; (iv) a reclassification, reorganization or recapitalization of the Ordinary Stock; or (v) the closing of the Business Combination (collectively, “Fundamental Transaction”), the warrants shall be exercisable within 15 days and the Exercise Price of the warrants shall be adjusted to equal the lower of: (i) $2.5723 per share; (ii) the pre-money valuation ascribed to the Company in connection with the Fundamental Transaction divided by the pro-forma fully diluted capitalization of the Company; and (iii) the lowest effective net price per share of Class A Ordinary Stock paid for by any third party at the time of, or in connection with, the Fundamental Transaction. The Company determined the warrants are indexed to the Company’s equity and, as such, meets the scope exception in accordance with ASC 815. The Company estimated the fair value of the warrants to be $5,125, which is included in APIC on the unaudited Condensed Consolidated Balance Sheets as of June 30, 2021.

The Company employed the Black-Scholes valuation model to value the June 9, 2021 warrants. The Black-Scholes model requires the use of several assumptions including the warrant exercise price, the term of the warrants, the risk-free rate, the stock price, and the volatility of the underlying stock price.

The significant assumptions used in the valuations of the June 9, 2021 notes payable and warrants were the probability of close of the Business Combination and the weight assigned to the PSAC’s Class A Common Shares and the Company’s Class A Ordinary Shares, whereas as of the issuance date and June 30, 2021, the probability scenarios were 80 percent and 60 percent versus 95 percent and 75 percent, respectively. Management has determined that progress made towards the close of the Business Combination, mainly PSAC’s Form S-4 being declared effective on June 24, 2021, contributed to additional certainty with regards to the close.

Fair value measurements associated with the warrant liabilities, the related party notes payable, and notes payable represent Level 3 valuations under the fair value hierarchy.

Recurring Fair Value Measurements

Financial assets and financial liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables present financial assets and liabilities remeasured on a recurring basis by level within the fair value hierarchy:

	June 30, 2021
	Level 1	Level 2	Level 3
Related party notes payable	$—	$—	$21,769
Notes payable	—	—	213,504
Warrant liabilities	—	—	7,880

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

	December 31, 2020
	Level 1	Level 2	Level 3
Related party notes payable	$—	$—	$21,627
Notes payable	—	—	71,064
The9 Conditional Obligation	—	—	1,128

The carrying amounts of the Company’s financial assets and liabilities, including cash, restricted cash, deposits, and accounts payable approximate fair value because of their short-term nature or contractually defined value.

The following table summarizes the activity of the Level 3 fair value measurements:

	Related Party Notes Payable at Fair Value	Notes Payable at Fair Value	The9 Conditional Obligation	Warrant Liabilities
Balance as of December 31, 2020	$21,627	$71,064	$1,128	$—
Proceeds, net of original issuance discount	—	111,641	—	—
Consent fees	—	1,334	—	—
Original issue discount (1)	—	9,060	—	—
Issue costs paid by lender	—	1,900	—	—
Conversion to equity	—	—	(2,863)	—
Proceeds allocated to warrants	—	(5,125)	—	—
Recognition of warrant liability	—	—	—	5,000
Changes in fair value	142	23,630	1,735	2,880
Balance as of June 30, 2021	$21,769	$213,504	$—	$7,880

(1)	Included in Change in Fair Value Measurement of Related Party Notes Payable, Notes Payable, and Warrant Liabilities on the Condensed Consolidated Statements of Operations and Comprehensive Loss.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

8. Related Party Notes Payable

The Company has been significantly funded by notes payable from related parties. These related parties include employees as well as affiliates and other companies controlled or previously controlled by the Company’s founder and former CEO.

Related party notes payable consists of the following as of June 30, 2021:

Note Name	Contractual Maturity Date	Contractual Interest Rates	Unpaid Balance	Fair Value Measurement Adjustments	Net Carrying Value	Interest Expense for the Three Months Ended June 30, 2021	Interest Expense for the Six Months Ended June 30, 2021
Related party note(1)	June 30, 2021	12.00%	$149,674	$—	$149,674	1,369	$8,486
Related party note(3)	Due on Demand	15.00%	10,000	—	10,000	392	779
Related party notes – NPA tranche(2)	October 9, 2021	10.00%	18,112	3,657	21,769	457	910
Related party notes –China	Due on Demand	18.00%	9,288	—	9,288	817	1,586
Related party notes – China various other	Due on Demand	0% coupon, 10.00% imputed	5,002	—	5,002	69	183
Related party notes – China various other(3)	Due on Demand	8.99%	1,410	—	1,410	32	63
Related party notes – Other(3)	June 30, 2021	6.99%	4,160	—	4,160	72	144
Related party notes – Other(3)	June 30, 2021	8.00%	6,452	—	6,452	129	256
			$204,098	$3,657	$207,755	$3,337	$12,407

(1)	On April 9, 2021, the Company signed agreements with certain of its related party notes holders to convert their notes with principal amounts of $194,810 and accrued interest of $71,764 into 57,513,413 shares of Class A-1 Convertible Preferred Stock with a conversion price of $1.67 per share and 87,003,560 shares of A-2 Preferred Stock with a conversion price of $1.96 per share. Under the agreements, the notes ceased to accrue interest on March 31, 2021.

On May 13, 2021, related party notes payable with aggregating principal amounts of $90,869 and accrued interest of $43,490 was converted into 57,513,413 shares of Class A-1 Convertible Preferred Stock with a conversion price of $1.67 per share and 19,546,600 shares of Class A-2 Convertible Preferred Stock with a conversion price of $1.96 per share. The outstanding principal balance subsequent to the conversion was $149,674 as of June 30, 2021. The Class A-1 and A-2 Preferred Stock will convert into FFIE Class A Common Stock based on the Exchange Ratio. As of June 30, 2021, $125,071 of the related party notes payable were in default.

(2)	On April 29, 2019, the Company executed the Note Purchase Agreement (“NPA”) with U.S. Bank National Association, as the notes agent, and Birch Lake Fund Management, LP as the collateral agent. The aggregate principal amount that may be issued under the NPA was $200,000. Upon both a Company Preferred Stock offering and prepayment notice by the holder, or on the maturity date of the notes payable, the holder may elect to convert all of the outstanding principal and accrued interest of the notes payable, plus a 20.00% premium, into shares of Preferred Stock in the offering. The Company elected the fair value option for these notes payable. (See Note 7. Fair Value of Financial Instruments.)

(3)	As of June 30, 2021, the Company was in default on twelve of its related party notes with a principal value of $22,022. The Company was in compliance with all covenants under its remaining related party notes payable agreements as of June 30, 2021.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

For the six months ended June 30, 2021, the Company received $200 in proceeds from a related party in the form of a bridge loan, which was fully paid during the period. In addition, the Company repaid bridge loans received in December 2020 aggregating $424.

Just prior to the Business Combination, the Company converted related party notes payable with an aggregate principal amount of $130,479 into 81,855,608 shares of Class A-2 Preferred Stock. Related party notes payable with principal amounts of $60,104 were either converted into equity or repaid in cash as part of the close of the Business Combination. See Note 15. Subsequent Events.

Fair Value of Related Party Notes Payable Not Carried at Fair Value

The estimated fair value of the Company’s related party notes payable not carried at fair value, using inputs from Level 3 under the fair value hierarchy, was $147,995 and $265,663 as of June 30, 2021 and December 31, 2020, respectively.

Schedule of Principal Maturities of Related Party Notes Payable

The future scheduled principal maturities of related party notes payable as of June 30, 2021 were as follows:

Due on demand	$185,986
2021	18,112
$204,098

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

9. Notes Payable

The Company has entered into notes payable agreements with third parties. Notes Payable consists of the following as of June 30, 2021:

Note Name	Contractual Maturity Date	Contractual Interest Rates	Unpaid Balance	Fair Value Measurement Adjustments	Proceeds Allocated to Warrants	Net Carrying Value	Interest Expense for the Three Months Ended June 30, 2021	Interest Expense for the Six Months Ended June 30, 2021
Note payable	Repayment in 10% increments contingent on a specified fundraising event	12.00%	$56,000	$—	$—	$56,000	$2,081	$3,552
Notes payable – NPA tranche	October 6, 2021	10.00%	27,117	5,473	—	32,590	676	1,345
Notes payable(1)	October 6, 2021	14.00%	55,000	11,232	—	66,232	1,920	2,574
Notes payable(7)	June 30, 2021	12.00%	19,100	—	—	19,100	576	1,147
Notes payable(7)	June 30, 2021	1.52%	4,400	—	—	4,400	17	33
Notes payable(7)	June 30, 2021	8.99%	2,240	—	—	2,240	50	100
Notes payable(7)	June 30, 2021	8.00%	300	—	—	300	6	12
Notes payable(2)	October 6, 2021	8.00%	3,750	1,475	—	5,225	149	268
Notes payable(2)	October 6, 2021	15.75%	5,600	2,202	—	7,802	223	282
Notes payable(3)	October 6, 2021	0.00%	18,250	5,241	—	23,491	—	—
Notes payable(3)	December 9, 2022	0.00%	20,000	649	(2,563)	18,086	—	—
Notes payable(3)	December 9, 2022	0.00%	20,000	648	(2,562)	18,086	—	—
Note payable(4)	March 9, 2022	0.00%	15,667	4,499	—	20,166	—	—
Note payable(5)	October 6, 2021	12.75%	15,666	6,160	—	21,826	792	1,197
Notes payable – China various other	Various Dates 2021	6.00%	4,917	—	—	4,917	74	146
Notes payable – China various other	Due on Demand	9.00%	3,715	—	—	3,715	169	335
Notes payable – China various other(6)	Due on Demand	0.00%	5,387	—	—	5,387	—	6
Notes payable – various other notes(7)	June 30, 2021	6.99%	1,260	—	—	1,260	22	44
Notes payable – various other notes(7)	Due on Demand	8.99%	500	—	—	500	11	22
Notes payable – various other notes(7)	June 30, 2021	2.86%	1,500	—	—	1,500	11	21
Notes payable(7)	June 30, 2021	8.00%	11,635	—	—	11,635	232	462
Notes payable	April 17, 2022	1.00%	9,168	—	—	9,168	22	45
			$301,172	$37,579	$(5,125)	$333,626	$7,031	$11,591

(1)	On March 1, 2021, the Company amended the NPA to permit the issuance of additional notes payable with principal amounts up to $85,000. On the same day, the Company entered into notes payable agreements with Ares for an aggregate principal of $55,000, receiving net proceeds of $51,510, inclusive of a 4.00% original issue discount and $90 of debt issuance costs paid directly by the lender. The notes payable are collateralized by a first lien on virtually all tangible and intangible assets of the Company and bear interest at 14% per annum. The notes payable mature on the earliest of (i) March 1, 2022, (ii) October 6, 2021, if the Qualified SPAC Merger contemplated in the Merger Agreement has not been consummated by July 27, 2021, (iii) the occurrence of a change in control, or (iv) the occurrence of an acceleration event, such as a default. The Company has elected the fair value option because the notes include features, such as a contingently exercisable put option, which meet the definition of an embedded derivative. Additionally, the notes payable agreements contain a minimum cash provision, which requires the Company to maintain at least $5,000 of cash on hand at all times. The Company has classified the related $5,000 in Restricted Cash on its unaudited Condensed Consolidated Balance Sheets as of June 30, 2021.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

In addition, in conjunction with the issuance of the notes payable, the Company committed to issue warrants to the lender to purchase the Company’s Class A Ordinary Stock no later than August 11, 2021, or, if earlier, 15 days after consummation of the Merger. The warrants will have a term of 6 years, be equal to 0.20% of the fully diluted capitalization of FFIE’s Class A Common Stock and have an exercise price of $10 per share. The warrants meet the definition of a derivative, were accounted for as a liability, and will be marked to fair value at the end of each reporting period with the changes in fair market value recorded in the Condensed Consolidated Statements of Operations and Comprehensive Loss. The Company determined the commitment to issue warrants was a liability as of March 1, 2021, and estimated the fair value of the warrants to be $5,000 using the Black-Scholes option-pricing model under two scenarios (See Note 7. Fair Value of Financial Instruments). Fair value of the warrants as of June 30, 2021, was $7,880.

June 30, 2021
Outstanding principal	$55,000
Accrued interest	654
Interest expense	654
Original issue discount	3,490
Debt issuance costs recorded in interest expense	315
Principal payments	—
Interest payments	—
Net proceeds	$51,510

(2)	On January 13, 2021, the Company amended the NPA to permit the issuance of additional notes payable and issued $3,750 of notes payable to Birch Lake, receiving net proceeds of $3,510, inclusive of a 6.50% original issue discount, and $225 of debt issuance costs paid directly by the lender. The additional secured convertible notes payable issued to Birch Lake (“BL Notes”) accrue interest at 8% per annum. The BL Notes mature on the earliest of (i) October 6, 2021, (ii) the consummation of a Qualified SPAC Merger, (iii) the occurrence of a change in control, or (iv) the acceleration of the NPA obligations in the event of a default. Additionally, the BL Notes contain a liquidation premium that ranges from 35% to 45% depending on the timing of settlement, with 50% of this premium convertible into equity. Birch Lake can demand repayment of the BL Notes if an event of default, change in control, or a Qualified SPAC Merger occurs. The Company determined that the feature to settle the BL Notes at a premium upon the occurrence of a default, change in control, or a Qualified SPAC Merger is a contingently exercisable put option with a liquidation premium and represents an embedded derivative. The Company elected the fair value option for this note payable (See Note 7. Fair Value of Financial Instruments).

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

On March 8, 2021, the Company entered into a notes payable agreement under the NPA, as amended, with Birch Lake with a total principal of $5,600, receiving net proceeds of $5,240, inclusive of a 6.50% original issue discount and $307 of debt issuance costs paid directly by the lender. The notes payable matures on the earliest of (i) October 6, 2021, (ii) the consummation of a Qualified SPAC Merger, as defined in the note agreement, (iii) the occurrence of a change in control, or (iv) the occurrence of an acceleration event, such as a default. The notes payable bear interest at 15.75% per annum. Additionally, the notes payable contain a liquidation premium that ranges from 42% to 52% depending on timing of settlement, with 50% of this premium convertible into equity. Birch Lake can demand repayment if an event of default, change in control, or a Qualified SPAC Merger occurs. The Company determined that the feature to settle the notes payable at a premium upon the occurrence of a default, change in control, or a Qualified SPAC Merger is a contingently exercisable put option with a liquidation premium and represents an embedded derivative. The Company has elected to measure the notes payable at fair value because the notes include features, such as a contingently exercisable put option, which meet the definition of an embedded derivative.

June 30, 2021
Outstanding principal	$9,350
Accrued interest	—
Interest expense	177
Original issue discount	1,132
Debt issuance costs recorded in interest expense	1,502
Principal payments	—
Interest payments	177
Net proceeds	$8,218

(3)	On January 13, 2021, the Company entered into a notes payable agreement under the NPA, as amended, (“January 13 Notes”) with a US-based investment firm for total principal of $11,250, receiving net proceeds of $10,350, inclusive of an 8% original issue discount and $480 of debt issuance costs paid directly by the lender. The note payable is collateralized by a first lien on virtually all tangible and intangible assets of the Company and bears interest at 0% per annum. The note payable matures on the earliest of (i) October 6, 2021, (ii) the consummation of a Qualified SPAC Merger, (iii) the occurrence of a change in control, or (iv) the occurrence of an acceleration event, such as an event of default. In the event the Company consummates a Qualified SPAC Merger, an amount equal to 130% of all outstanding principal, accrued and unpaid interest and accrued original issue discount under the notes through (but not including) the date of consummation of the Qualified SPAC Merger will automatically convert into Common Stock of PSAC received by the Company’s Class A ordinary stockholders and the notes and interest shall be deemed satisfied in full and terminated. The Company elected the fair value option for this note payable because the inclusion of a conversion feature that allows the lenders to convert the notes payable into Preferred Stock.

On March 12, 2021, the Company and the US-based investment firm entered into a notes payable agreement (“March 12 Notes”) for an aggregate principal amount of $7,000, receiving net proceeds of $6,440, inclusive of an 8% original issue discount. The terms of this note payable are the same as the note payable issued on January 13, 2021.

In conjunction with the issuance of the notes on various dates during January 2021 and March 2021, the Company issued warrants to purchase 270,200 shares of the Company’s Class A Ordinary Stock with an exercise price of $2.72 and 2,167,254 shares of the Company’s Class A Ordinary Stock with an exercise price of $2.71. The warrants were issued with a term of seven years and are subject to certain down-round adjustments. The fair value of the warrants was recorded in equity in accordance with the derivative accounting scope exception in ASC 815 for certain contracts involving an entity’s own equity. The Company estimated the fair value of the warrants to be $1,988 using the Black-Scholes option-pricing model (See Note 7. Fair Value of Financial Instruments.)

On June 9, 2021, the Company amended the NPA to permit the issuance of two notes payable, each with a principal value of $20,000 (“June 2021 Notes”), to a US-based investment firm. The June 2021 Notes are subordinate to the notes payable issued to Birch Lake on January 13 and March 8, 2021 (See (2) above) and the notes payable issued to Ares on March 1, 2021 (See (1) above) and senior in priority to the notes payable issued under the NPA prior to September 9, 2020. The June 2021 Notes mature on December 9, 2022, and do not bear interest unless extended beyond its maturity date by the US-based investment firm, in which case, the June 2021 Notes will bear interest at 10% per annum starting upon their original maturity. Each of the June 2021 Notes are subject to an original issue discount of 8% and 13%, respectively. The June 2021 Notes contain a liquidation premium that, upon a Qualified SPAC Merger, the then outstanding principal and accrued interest of the notes playable plus a 30% premium will convert into Class A Ordinary Stock of the Company. The Company received net proceeds of $35,603 as part of the June 2021 Notes.

As part of the Amendment to the NPA, on or prior to the 12-month anniversary of the Qualified SPAC Merger, the US-based investment firm has the option to purchase additional notes for up to $40,000 (“Optional Notes”), subject to similar original issue discounts as the June 2021 Notes. The June 2021 Notes and the Optional Notes, along with the notes previously issued to the same lender, are provided with an anti-dilution protection. Subsequent to June 30, 2021, the US-based investment firm exercised its option to purchase $33,917 of Optional Notes. See Note 15. Subsequent Events for additional information.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

In connection with the issuance of the June 2021 Notes, the Company issued warrants to the US-based investment firm to purchase up to 5,831,357 of the Company’s Class A Ordinary Stock for $2.5723 per share exercise price on or before June 9, 2028. Upon the occurrence of a Fundamental Transaction, the warrants shall be exercisable within 15 days and their exercise price shall be adjusted to equal the lower of (i) $2.5723 per share, (ii) the pre-money valuation ascribed to the Company in connection with the Fundamental Transaction divided by the pro-forma fully diluted capitalization of the Company and (iii) the lowest effective net price per share of Class A Ordinary Stock paid for by any third party at the time of or in connection with the Fundamental Transaction, as defined in the warrant agreement. The Optional Notes are entitled to warrants with the same terms as the June 2021 Notes once the Optional Notes are issued.

January 13 and March 12, 2021 Notes:	June 30, 2021
Outstanding principal	$18,250
Accrued interest	—
Interest expense	—
Original issue discount	1,460
Debt issuance costs recorded in interest expense	480
Principal payments	—
Interest payments	—
Net proceeds	$16,310

June 9, 2021 Note 1:	June 30, 2021
Outstanding principal	$20,000
Accrued interest	—
Interest expense	—
Original issue discount	1,600
Debt issuance costs recorded in interest expense	197
Principal payments	—
Interest payments	—
Net proceeds	$18,203

June 9, 2021 Note 2:	June 30, 2021
Outstanding principal	$20,000
Accrued interest	—
Interest expense	—
Original issue discount	2,600
Debt issuance costs recorded in interest expense	—
Principal payments	—
Interest payments	—
Net proceeds	$17,400

(4)	On January 13, 2021, the Company amended the NPA to increase the principal amount of its $15,000 note payable with a US-based investment firm by $667. The Company received no cash proceeds as the increase in principal was used to pay a consent fee to the US-based investment firm. The Company recorded the consent fee in Interest Expense on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021. The consent fee permitted the issuance of additional notes payable to the US-based investment firm of $11,250 and $7,000, as described in (3) above.

(5)	On January 13, 2021, the Company amended the NPA to issue an additional note to Birch Lake, with the same terms as its $15,000 note payable to Birch Lake, in the amount of $666. The Company received no cash proceeds as the additional note was used to pay a consent fee to Birch Lake. The Company recorded the consent fee in Interest Expense on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the six months ended June 30, 2021. The consent fee permitted the issuance of additional notes payable to Birch Lake of $3,750 and $5,600, as described in (2) above.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

(6)	On January 15, 2021, the Company borrowed $102 from a Chinese lender. The unsecured note payable is payable on demand and does not have a stated interest rate.

(7)	As of June 30, 2021, the Company was in default on sixteen of its notes payable with an aggregate principal value of $40,935. The Company is in compliance with all its covenants under the remaining notes payable agreements as of June 30, 2021.

Just prior to the close of the Business Combination, the Company converted: (i) notes payable with principal amount of $56,000 into 37,335,421 shares of Class A-2 Preferred Stock; (ii) notes payable with an aggregate principal balance of $17,600 into 15,792,771 shares of Class A-1 Preferred Stock; and (iii) a note payable with a principal balance of $1,500 into 1,281,976 shares of Class A-3 Preferred Stock. Notes payable with aggregate principal amount of $116,518 were either converted into equity or repaid in cash as part of the close of the Business Combination. See Note 15. Subsequent Events.

Fair Value of Notes Payable Not Carried at Fair Value

The estimated fair value of the Company’s notes payable not carried at fair value, using inputs from Level 3 under the fair value hierarchy, was $105,863 and $127,130 as of June 30, 2021 and December 31, 2020, respectively.

Schedule of Principal Maturities of Notes Payable

The future scheduled principal maturities of notes payable as of June 30, 2021 are as follows:

Due on demand	$50,037
2021	186,300
2022	64,835
$301,172

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

10. Vendor Payables in Trust

On April 29, 2019, the Company established the Faraday Vendor Trust (“Vendor Trust”), with the intention to stabilize the Company’s supplier base by providing suppliers with the ability to exchange their unsecured trade receivables for secured trust interests. Repayment of the trust interests is governed by a Trade Receivables Repayment Agreement dated as of April 29, 2019 (“Trade Receivables Repayment Agreement”). All interests in the Vendor Trust are collateralized by a first lien, with third payment priority, in agreement with applicable intercreditor arrangements, on virtually all tangible and intangible assets of the Company. The applicable interest rate for the vendor trust principal balance is 6.00%, calculated daily from the date of contribution and is non-compounding. The Company determined that the economic substance of the obligations under the Vendor Trust is an in-substance financing.

A total of $109,565 and $111,574 of the Company’s trade payables have been included in the Vendor Trust as of June 30, 2021 and December 31, 2020, respectively. Accrued interest related to the Vendor Trust aggregated $13,358 and $11,840 as of June 30, 2021 and December 31, 2020, respectively. The Vendor Trust also includes approximately $8,380 and $25,000 of purchase orders as of June 30, 2021 and December 31, 2020, respectively, related to goods and services yet to be received. These vendors did not contribute any receivables into the Vendor Trust related to these purchase orders, as the goods and services are to be received at a future date. As such, the Company may cancel the vendor’s interest in the Vendor Trust related to these purchase orders until such time that the vendors begin to fulfil the requested goods and services.

On October 30, 2020, the agreement governing the Vendor Trust (the “Vendor Trust Agreement”) was modified to add a conversion feature to allow the secured interests in the Vendor Trust to convert into a variable number of PSAC shares if a Qualified SPAC Merger (as defined in the Vendor Trust Agreement) occurs. The Company accounted for this modification as an extinguishment because the conversion feature is considered substantive, as the conversion feature is reasonably possible to be exercised. The conversion feature does not require bifurcation because it is clearly and closely related to the host instrument, since the conversion does not involve a substantial premium or discount. Accretion of the discount created from the gain recorded on extinguishment of $679 and $1,350 was recorded in Interest Expense in the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and six months ended June 30, 2021, respectively. The Vendor Trust carrying value was $109,574 and $110,224, net of remaining discounts, as of June 30, 2021 and December 31, 2020, respectively.

On March 1, 2021, the maturity date of the secured trust interests in the Vendor Trust was extended to the earliest of: (i) October 6, 2021; (ii) the closing of a Qualified SPAC Merger; (iii) a change in control of the Company; or (iv) an acceleration of the obligations under certain of the Company’s other secured financing arrangements. The Trade Receivables Repayment Agreement includes an event of default if a Qualified SPAC Merger does not close by July 27, 2021.

The estimated fair value of the Vendor Trust, using inputs from Level 3 under the fair value hierarchy, was $117,575 and $109,762 as of June 30, 2021 and December 31, 2020, respectively.

Termination of Interests in the Vendor Trust

On June 4, 2021, the Company entered into an agreement with a vendor with an interest in the Vendor Trust for future services. The Company and the vendor agreed to forgive $14,166 relating to future work instead of converting these interests to equity upon the close of the Business Combination. In addition, it was agreed to terminate and forgive $1,901 of the vendor’s interest for work performed, resulting in a gain of $1,731.

On June 7, 2021, the Company entered into agreements with two vendors and settled in cash an interest in the Vendor Trust aggregating $5,367. The vendors’ remaining interests aggregating $17,457 is payable in cash only in the event the Qualified SPAC Merger closes by July 31, 2021, otherwise the payables will remain in the Vendor Trust under the original terms.

On June 9, 2021, the Company agreed to designate $10,000, to be paid at the election of certain of the interest holders in the Vendor Trust at the closing of the Qualified SPAC Merger.

Subsequent to June 30, 2021, at the closing of the Business Combination, the Company settled the majority of the outstanding payables of the Vendor Trust as well as any accrued interest and amounts for purchase orders related to goods and services yet to be received, by paying $28,355 in cash and issuing 10,456,642 shares of FFIE Class A Common Stock. See Note 15. Subsequent Events for more information related to the closing of the Business Combination.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

11. Commitments and Contingencies

Legal Matters

The Company is, from time to time, subject to claims and disputes arising in the normal course of business. In the opinion of management, while the outcome of any such claims and disputes cannot be predicted with certainty, its ultimate liability in connection with these matters is not expected to have a material adverse effect on the Company’s results of operations and cash flows.

As of June 30, 2021 and December 31, 2020, the Company had accrued contingent liabilities of $13,127 and $6,025, respectively, for potential financial exposure related to ongoing legal matters primarily related to breach of contracts and employment matters. As of June 30, 2021, contingent liabilities of $12,333 were recorded in Accounts Payable and $794 was recorded in Accrued Expenses and Other Liabilities on the Company’s Condensed Consolidated Balance Sheets. Similarly, $5,025 was recorded in Accrued Expenses and Other Liabilities and $1,000 was recorded in Other Liability, less current portion on the Company’s December 31, 2020, Condensed Consolidated Balance Sheets. These contingent liabilities are related to four legal matters that have been determined to be both probable of loss and reasonably estimable.

The Company recorded the incremental loss related to an outstanding legal matter in the amount of $6,309 as general and administrative expense in the Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and six months ending June 30, 2021. Subsequent to June 30, 2021, the Company settled an outstanding legal matter for $2,850 in cash and agreed to issue stock options to purchase 6,000,000 Class A Ordinary Stock in the Company at an exercise price of $0.36 per share (“Settlement Options”). The Settlement Options vest 21 days after the Closing Date of the Business Combination. As part of the settlement agreement, no party admitted or acknowledged the existence of any liability or wrongdoing and all claims, including those asking for damages, were voluntarily dismissed.

12. Preferred and Ordinary Stock

The number of authorized, issued and outstanding stock, liquidation value and carrying value as of June 30, 2021 and December 31, 2020, were as follows:

	June 30, 2021
	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Redeemable Preference Stock	470,588,235	470,588,235	$800,000	$724,823
Class A-1 Convertible Preferred Stock	87,617,555	57,513,413	96,048	96,048
Class A-2 Convertible Preferred Stock	158,479,868	19,546,600	38,311	38,311
Class A-3 Convertible Preferred Stock	1,475,147	—	—	—
Class B Convertible Preferred Stock	452,941,177	452,941,177	1,106,988	697,643
Class A Ordinary Stock	665,209,680	64,224,007	—	—
Class B Ordinary Stock	180,000,000	150,052,834	—	1
	2,016,311,662	1,214,866,266	$2,041,347	$1,556,826

	December 31, 2020
	Authorized Shares	Issued and Outstanding Shares	Liquidation Value	Carrying Value
Redeemable Preference Stock	470,588,235	470,588,235	$800,000	$724,823
Class B Convertible Preferred Stock	600,000,000	452,941,177	1,106,988	697,643
Class A Ordinary Stock	400,000,000	41,234,448	—	—
Class B Ordinary Stock	180,000,000	147,058,823	—	1
	1,650,588,235	1,111,822,683	$1,906,988	$1,422,467

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

Upon the effectiveness of the Seventh Amended and Restated Articles of Association of the Company on January 27, 2021, the number of shares of capital stock that are authorized to be issued increased to 2,016,311,662, due to the Company authorizing additional shares of Class A Ordinary Stock and the following new classes of Preferred Stock: 87,615,555 Class A-1 Convertible Preferred Stock with par value of $0.00001 per share; 158,479,868 Class A-2 Convertible Preferred Stock with par value of $0.00001 per share; 1,475,147 Class A-3 Convertible Preferred Stock with par value of $0.00001 per share (collectively “Class A Preferred Stock”).

Conversion of Related Party Notes Payable

On May 13, 2021, related party notes payable with aggregating principal amounts of $90,869 and accrued interest of $43,490 were converted into 57,513,413 shares of Class A-1 Convertible Preferred Stock with a conversion price of $1.67 per share and 19,546,600 Shares of Class A-2 Convertible Preferred Stock with a conversion price of $1.96 per share. The Class A-1 and A-2 Preferred Stock will convert into shares of FFIE Class A Common Stock after the consummation of the Business Combination with a conversion ratio of 7.077.

The rights, privileges, and preferences of the Company’s Class A Preferred Stock as set forth in the Company’s Seventh Amended and Restated Articles of Association are as follows:

Voting

The holders of Class A Preferred Stock are entitled to one vote for each share held by such holder.

Conversion

The Class A Preferred Stock is convertible into Class A Ordinary Stock on a one-to-one basis at the option of holders of Class A Preferred Stock at any time upon written notice to the Company. In connection with the Merger, the Class A Preferred Stock will be automatically converted into FFIE Class A Ordinary Stock based on the Exchange Ratio.

Liquidation

In the event of any liquidation or deemed liquidation event such as dissolution, winding up, or loss of control, either voluntary or involuntary, or in entering into a SPAC transaction, after the Redeemable Preference Convertible Stock have been redeemed and paid in full, the holders of Class A Preferred Stock are entitled to receive cash, pari passu with the holders of the Class B Convertible Preferred Stock and prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Company to the holders of any Ordinary Stock, in an amount equal to the greater of (a) $1.67, $1.96, and $1.715 per share for the Class A-1 Convertible Preferred Stock, Class A-2 Convertible Preferred Stock, and Class A-3 Convertible Preferred Stock, respectively, plus any declared but unpaid dividends on each such Class A Preferred Stock, or (b) the aggregate amount payable in a liquidation to the Class A Preferred Stock assuming the Class A Preferred Stock had been converted into Ordinary Stock of the Company prior to such liquidation.

Classification

The liquidation preference rights the holders of Class A Preferred Stock are entitled to in the event of a deemed liquidation are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the Class A Preferred Stock have been presented outside of permanent equity in the mezzanine section of the Condensed Consolidated Balance Sheets.

13. Stock-Based Compensation

As of June 30, 2021, the Company had 13,875,574 shares of Class A Ordinary Stock available for future issuance under its Equity Incentive Plan (“EI Plan”) and the Special Talent Incentive Plan (“STI Plan”).

EI Plan

On February 1, 2018, the Board of Directors adopted the EI Plan, under which the Board of Directors authorized the grant of up to 300,000,000 incentive and nonqualified stock options, restricted stock, unrestricted stock, restricted stock units, and other stock-based awards for Class A Ordinary Stock to employees, directors, and non-employees.

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

A summary of the Company’s stock option activity under the EI Plan is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	215,769,994	$0.35	8.75	$885
Granted	26,831,376	0.58
Exercised	(18,871,140)	0.32
Cancelled/forfeited	(3,452,693)	0.35
Outstanding as of June 30, 2021	220,277,537	$0.38	8.46	$263,084

The weighted-average assumptions used in the Black-Scholes option pricing model for awards granted during the six months ended June 30, 2021 are as follows:

June 30, 2021
Risk-free interest rate:	0.22%
Expected term (in years):	2.89
Expected volatility:	49.24%
Dividend yield:	0.00%
Grant date fair value per share:	$0.58

As of June 30, 2021, the total remaining stock-based compensation expense for unvested stock options was $13,100, which is expected to be recognized over a weighted average period of 3.1 years.

STI Plan

The STI Plan allows the Board of Directors to grant up to 100,000,000 incentive and nonqualified stock options, restricted shares, unrestricted shares, restricted share units, and other stock-based awards for Class A Ordinary Stock to employees, directors, and non-employees.

The STI Plan does not specify a limit on the number of stock options that can be issued under the plan. Per the terms of the STI Plan, the Company must reserve and keep available a sufficient number of shares to satisfy the requirements of the STI Plan.

On January 27, 2021, in conjunction with entering into a service agreement with its lessor of the facility located in Hanford, California, the Company issued 2,827,695 fully-vested options with an exercise price of $0.391 per share. In the event that the intrinsic value of the option is less than the accrued outstanding rent payments of $947, the Company will pay the lessor the difference in a single cash payment, otherwise, the accrued outstanding rent will be deemed paid.

A summary of the Company’s stock option activity under the STI Plan is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2020	45,932,116	$0.35	9.26	$1,174
Granted	30,043,068	0.97	—	—
Exercised	(4,377,118)	0.36	—	—
Cancelled/forfeited	(5,880,833)	0.36	—	—
Outstanding as of June 30, 2021	65,717,233	$0.63	7.54	$27,294

FF Intelligent Mobility Global Holdings Ltd.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share and per share data)

(Unaudited)

The company has elected to use the contractual term of the non-employee options awarded under the STI Plan in accordance with GAAP. The weighted-average assumptions used in the Black-Scholes option pricing model for awards granted during the six months ended June 30, 2021 are as follows:

June 30, 2021
Risk-free interest rate:	1.31%
Expected term (in years):	10
Expected volatility:	40.22%
Dividend yield:	0.00%
Grant date fair value per share:	$0.60

As of June 30, 2020, the total remaining stock-based compensation expense for unvested stock options was approximately $4,937, which is expected to be recognized over a weighted average period of approximately one year.

The following table presents stock-based compensation expense included in each respective expense category in the unaudited Condensed Consolidated Statements of Operations and Other Comprehensive Loss for the three and six months ended June 30:

	Three Months Ended June 30,
	2021	2020
Research and development	$1,070	$495
Sales and marketing	306	193
General and administrative	(428)	2,203
	$948	$2,891

	Six Months Ended June 30,
	2021	2020
Research and development	$1,660	$637
Sales and marketing	505	248
General and administrative	1,302	2,771
	$3,467	$3,656

14. Net Loss per Share

Net Loss Per Share Attributable to Ordinary Stockholders

The Company has four classes of participating securities (Redeemable Preference Stock, Class B Convertible Preferred Stock, Class A-1 Convertible Preferred Stock, and Class A-2 Convertible Preferred Stock) issued and outstanding as of June 30, 2021, and two classes of participating securities (Redeemable Preference Stock and Class B Convertible Preferred Stock) issued and outstanding as of June 30, 2020. Losses are not attributed to the participating securities as the stockholders of Redeemable Preference Stock, Class B Convertible Preferred Stock, and Class A Preferred Stock are not contractually obligated to share in the Company’s losses. The Redeemable Preference Stock participation rights are contingent in the event the stockholders of Redeemable Preference Stock consents to a dividend distribution, which no consent has been provided through June 30, 2021. The Class A Preferred Stock and Class B Convertible Preferred Stock participation rights are contingent on the redemption of the Redeemable Preference Stock, which has not been satisfied as of June 30, 2021.

Basic net loss attributable to ordinary stockholders per share is calculated by dividing net loss attributable to ordinary stockholders by the weighted-average number of outstanding shares of ordinary stock.

Diluted net loss per share attributable to ordinary stockholders adjusts the basic net loss per share attributable to ordinary stockholders and the weighted-average number of shares of ordinary stock outstanding for the potentially dilutive instruments.

The net loss per ordinary share was the same for the Class A and Class B Ordinary Stock because they are entitled to the same liquidation and dividend rights and are therefore, combined on the unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and six months ended June 30, 2021 and 2020.

Because the Company reported net losses for all periods presented, all potentially dilutive ordinary stock equivalents were determined to be antidilutive for those periods and have been excluded from the calculation of net loss per share.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

The following table presents the number of anti-dilutive shares excluded from the calculation of diluted net loss per share as of the following dates:

	June 30, 2021	June 30, 2020
Stock-based compensation awards – employees	220,277,537	148,997,109
Stock-based compensation awards – non-employees	65,717,233	37,607,667
Warrants	10,198,958	—
Redeemable Preference Stock	470,588,235	470,588,235
Class A-1 Convertible Preferred Stock	57,513,413	—
Class A-2 Convertible Preferred Stock	19,546,600	—
Class B Convertible Preferred Stock	452,941,177	452,941,177
Convertible related party notes payable and convertible notes payable	168,913,222	—
Total	1,465,696,375	1,110,134,188

15. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the unaudited Condensed Consolidated Financial Statements were available to be issued on August 16, 2021. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited Condensed Consolidated Financial Statements.

Conversion of Related Party Notes Payable and Notes Payable

On July 21, 2021 the Company converted: (i) related party notes payable with an aggregate principal balance of $130,479 and accrued interest of $29,958, notes payable with principal balance of $56,000 and accrued interest of $17,177 into 119,191,029 shares of Class A-2 Preferred Stock; (ii) notes payable with an aggregate principal balance of $17,600 and accrued interest of $5,399 into 15,792,771 shares of Class A-1 Preferred Stock; and (iii) notes payable with a principal balance of $1,500 and accrued interest of $699 into 1,281,976 shares of Class A-3 Preferred Stock.

Closing of the Merger and Related Transactions

On July 21, 2021 (the “Closing Date”), the Company consummated the previously announced Business Combination pursuant to the Merger Agreement, by and among PSAC, Merger Sub and the Company. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of PSAC. Upon the consummation of the Business Combination (the “Closing”), PSAC changed its name from Property Solutions Acquisition Corp. to Faraday Future Intelligent Electric Inc. (“FFIE”). Upon closing the Business Combination, the Company raised $229,653 in proceeds from PSAC, net of redemptions of $206.

Concurrently with the Merger Agreement, PSAC entered into Subscription Agreements on January 27, 2021 (collectively and as amended, the “Subscription Agreements”) with certain accredited investors or qualified institutional buyers (collectively, the “Subscription Investors”). Pursuant to the Subscription Agreements, the Subscription Investors agreed to subscribe for and purchase, and PSAC agreed to issue and sell to such Subscription Investors, an aggregate of 76,140,000 shares of FFIE Class A Common Stock for a purchase price of $10 per share, or an aggregate of $761,400 in gross cash proceeds (the “Private Placement”). Pursuant to the Subscription Agreements, PSAC gave certain registration rights to the Subscription Investors with respect to the shares issued and sold in the Private Placement. The closing of the Private Placement occurred immediately prior to the Closing Date.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

As part of the Closing, total direct and incremental transaction costs aggregated $93,280, of which $24,610 was expensed as part of the Business Combination and the remaining $68,670 was recorded to Additional Paid In Capital as equity issuance costs.

In conjunction with the Closing and through the date that the unaudited Condensed Consolidated Financial Statements were available to be issued, the Company paid $144,924 in cash and issued 25,869,594 shares of FFIE Class A Common Stock to settle liabilities of the Company, including: (i) notes payable principal amounts of $116,518 and accrued interest of $12,431; (ii) related party notes payable principal amounts of $60,104 and accrued interest of $8,584; (iii) interest in the Vendor Trust of $130,671, including payables of $110,035 and purchase orders in the amount of $8,380 related to goods and services yet to be received, and accrued interest thereon of $14,506; (iv) $19,791 of amounts due to vendors; and (v) $23,638 due to active and former employees. The Company concluded that the settlement of the related party notes payable and notes payables with shares of FFIE Class A Common Stock is substantive and therefore was accounted as an extinguishment. Accordingly, the Company will record a loss upon extinguishment of the notes payable and related party notes payable of $90,531 in the Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2021.

Pursuant to the terms of the Merger Agreement, all of the issued and outstanding Class B Convertible Preferred Stock, held by FF Top Holding LLC (f/k/a FF Top Holding Ltd.) (“FF Top”)), converted into 64,000,588 shares of FFIE Class B Common Stock following the Business Combination. All other outstanding shares of the Company converted into 128,084,555 shares of FFIE Class A Ordinary Stock following the Business Combination. Additionally, each of the Company’s options and warrants that were outstanding immediately prior to the closing of the Business Combination remained outstanding and converted into the right to purchase FFIE Class A Common Stock equal to the number of the Company’s Ordinary Stock, subject to such options or warrants, multiplied by the Exchange Ratio at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio, with the aggregate amount of shares of Class A Common Stock issuable upon exercise of such options and warrants to be 44,880,595.

Holders of 20,600 shares of PSAC common stock exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from PSAC's initial public offering, calculated as of two business days prior to the consummation of the Business Combination, which was approximately $10 per share, or $206. At Closing, each non-redeemed outstanding share of PSAC common stock was converted into one share of Class A Common Stock of FFIE.

At the Closing Date, the Company had 298,611,892 outstanding options under the EI Plan and the STI Plan in addition to 19,016,865 outstanding warrants, as adjusted upon the Closing in accordance with an anti-dilution provision included in the warrant agreement with the US-based investment firm (see Note 9. Notes Payable), which will remain outstanding and convert into the right to purchase 44,880,595 shares of FFIE Class A Common Stock, as derived by multiplying the number of FF Ordinary Shares subject to such option or warrant by the Exchange Ratio. The options and warrants shall be exercised at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio.

Following the Business Combination PSAC’s warrants to purchase 23,652,119 shares of FFIE Class A Common Stock will remain outstanding, consisting of (i) 22,977,568 public warrants listed on the Nasdaq Stock Market and (ii) 674,551 private warrants, each with an exercise price of $11.50 per share.

While the legal acquirer in the Merger Agreement was PSAC, for financial accounting and reporting purposes under GAAP, FF is the accounting acquirer and the Business Combination was accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of FF in many respects. Under this method of accounting, PSAC was treated as the “acquired” company. Accordingly, the consolidated assets, liabilities, and results of operations of FF became the historical financial statements of FFIE, and PSAC’s assets, liabilities, and results of operations was consolidated with FF’s on July 21, 2021. Operations prior to the Business Combination will be presented as those of FF in future reports. The net assets of PSAC were recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

FF Intelligent Mobility Global Holdings Ltd.
Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)

(Unaudited)

In addition, the Company’s existing shareholders, as of the Closing Date of the Business Combination until its fifth anniversary, would be entitled to contingent consideration of up to 25,000,000 additional shares of FFIE Class A Common Stock in the aggregate in two equal tranches upon the occurrence of each earnout triggering event (the “Earnout Shares”), as defined in the Merger Agreement:

●	The minimum earnout of 12,500,000 additional shares is triggered if the FFIE’s Class A Common Stock volume weighted average price (“VWAP”), as defined in the Merger Agreement, is greater than $13.50 per share for any period of twenty (20) trading days out of thirty (30) consecutive trading days (the “Minimum Target Shares”);

●	The maximum earnout of an additional 12,500,000 additional shares is triggered if the FFIE Class A Common Stock VWAP is greater than $15.50 for any period of twenty (20) trading days out of thirty (30) consecutive trading days, plus the Minimum Target Shares, if not previously issued.

The Earnout Shares will be recognized at fair value upon the closing of the Business Combination and classified in Stockholders’ Deficit. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares will be treated as a deemed dividend and since the Company does not have retained earnings, the issuance will be recorded within APIC. The Company determined the fair value of the Earnout Shares at the Closing Date to be $293,853 based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility.

Issuance of Optional Notes

On August 10, 2021, in accordance with the June 9 amendment of the NPA, as described in Note 9. Notes Payable, the US-based investment firm exercised its option to purchase the Optional Notes with principal of $33,917. The Company received proceeds of $30,375, which is the total principal amount of $33,917 net of 8% original issue discount and $828 of transaction costs. The Optional Notes do not bear interest unless the Company fails to register shares issuable upon conversion of Optional Notes within 45 days of the Business Combination or causes the registration of those shares to not be declared effective within 90 days of the Business Combination, in which case, the Optional Notes will bear interest at 15% per annum. The Optional Notes are convertible at the option of the holder with a conversion price of $10 per share. The Optional Notes contain a liquidation premium that the then outstanding principal and accrued interest of the notes payable plus a 30% premium are convertible into shares of FFIE Class A Common Stock.

In conjunction with the issuance of the Optional Notes, the Company issued the US-based investment firm warrants to purchase up to 1,187,083 shares of FFIE Class A Common Stock with an exercise price per share equal to the lower of: (i) $10 per share, (ii) the pre-money valuation ascribed to the Company in connection with the Fundamental Transaction divided by the pro-forma fully diluted capitalization of the Company, and (iii) the lowest effective net price per share of the Company’s Class A Ordinary Stock paid for by any third party at the time of or in connection with the Fundamental Transaction, as defined in the warrant agreement. The warrants shall be exercisable within seven years.

Issuance of Options Under the EI Plan and STI Plan

In July 2021, the Company awarded 4,845,901 options under the EI Plan with a weighted average exercise price of $1.572 per share and 9,137,207 options under the STI Plan with a weighted average exercise price of $1.572 per share.